UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2022

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 25, 2022, Pennsylvania Real Estate Investment Trust (the “Trust”) entered into a letter agreement with Cygnus Property Fund V, LLC (“Cygnus”), a holder of the Trust’s outstanding preferred shares, pursuant to which the Trust agreed to include Christopher Swann and Kenneth Hart, who had independently submitted his Preferred Trustee (as defined below) nomination to the Trust’s board of trustees (the “Board”), in the Trust’s proxy materials as Preferred Trustees for election to the Board at the Trust’s upcoming 2022 annual meeting of shareholders (the “Annual Meeting”). Effective upon the filing of the Trust’s proxy materials in accordance with the letter agreement, Cygnus agreed to withdraw its previous nomination of Ryan J. Levenson to serve as one of the two additional Trustees (the “Preferred Trustees”) that may be elected by the holders of the Trust’s 7.375% Series B Cumulative Redeemable Perpetual Preferred Shares (the “Series B Preferred”), the Trust’s 7.20% Series C Cumulative Redeemable Perpetual Preferred Shares (the “Series C Preferred”), and the Trust’s 6.875% Series D Cumulative Redeemable Perpetual Preferred Shares (the “Series D Preferred,” and, together with the Series B Preferred and the Series C Preferred, the “Outstanding Preferred”) at the Annual Meeting.

Cygnus and its affiliates have further agreed to vote all of their shares of Outstanding Preferred that they have the right to vote (or direct to vote) at the upcoming Annual Meeting in favor of Mr. Swann and Mr. Hart, to serve as the Preferred Trustees and against any shareholder nominees for Preferred Trustee that are not Mr. Swann or Mr. Hart. Cygnus also agreed that, without the prior written consent of the Board, it would not nominate or recommend any person for election as a trustee of the Board other than Mr. Swann or Mr. Hart, commence any “withhold” or other campaign, or submit any proposals with respect to the Annual Meeting.

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the press release issued by the Trust on March 28, 2022 regarding the letter agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1*	Letter Agreement, dated as of March 25, 2022, between Pennsylvania Real Estate Investment Trust and Cygnus Property Fund V, LLC.

99.2	Press release dated March 28, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Personal contact information has been redacted from this exhibit pursuant to Regulation S-K Item 601(a)(6).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 28, 2022	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel

Exhibit 99.1

CYGNUS PROPERTY FUND V, LLC

c/o Cygnus Capital, Inc.

3060 Peachtree Road NW, Suite 1080

Atlanta, Georgia 30305

March 25, 2022

BY ELECTRONIC MAIL

Pennsylvania Real Estate Investment Trust

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Attn:	Lisa M. Most

Executive Vice President, Chief Compliance Officer, General Counsel and Secretary

Email:	[***]

Re:	Notice of Withdrawal of Nomination of Individuals for Election as Preferred Share Trustees at the 2022 Annual Meeting of Shareholders of Pennsylvania Real Estate Investment Trust

Dear Ms. Most:

On February 18, 2022, Cygnus Property Fund V, LLC (“Cygnus V”) delivered a letter (the “Nomination Letter”) to Pennsylvania Real Estate Investment Trust (“PREIT”) notifying PREIT as to the nomination of Ryan J. Levenson and Christopher Swann (collectively, the “Nominees”) for election to the for election as Preferred Stock Trustees to the Board of Trustees of PREIT (the “Board”) at the 2022 annual meeting of shareholders of PREIT, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Nomination Letter.

Effective upon the date PREIT files its proxy materials fulfilling its obligations set forth herein, Cygnus V, on behalf of itself, Mr. Swann and its and their affiliates that are deemed to own securities of PREIT (beneficially or otherwise) (collectively, “Cygnus”) hereby irrevocably withdraws its Nomination Letter solely with respect to the nomination of Mr. Levenson and, accordingly, its nomination of Mr. Levenson for election as Preferred Stock Trustees at the Annual Meeting.

Cygnus hereby represents and warrants to PREIT that Schedule A hereto sets forth the entirety of its (or its, Mr. Swann’s or its or their affiliates) ownership (beneficial or otherwise), voting power and/or economic exposure with respect to PREIT or any PREIT securities.

Cygnus hereby agrees that it will cause all of the Outstanding Preferred that Cygnus or any of its affiliates has the right to vote (or direct the vote) as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted at the Annual Meeting and at any adjournments or postponements thereof, to consent in connection with any action by written consent in lieu of a meeting, and to exercise any authority to cumulate votes that may apply solely in such manner as PREIT directs, (A) in favor of Mr. Swann and the Second Trustee (as defined below), and (B) against any shareholder nominations for Preferred Stock Trustee that are not Mr. Swann or the Second Trustee. Subject to PREIT fulfilling its obligations set forth herein, Cygnus hereby agrees that it will not, without the prior written consent of the Board, nominate or recommend for nomination any person for election as a Preferred Stock Trustee or other trustee of the Board at the Annual Meeting other than Mr. Swann (or the Second Trustee (as defined below)) as a Preferred Stock Trustee, commence any “withhold” or other campaign or submit any proposals with respect to the Annual Meeting.

PREIT hereby (i) agrees that it will include Mr. Swann in PREIT’s proxy statement, proxy card and other proxy materials filed and/or mailed to holders of the Outstanding Preferred in connection with the Annual Meeting, and Cygnus agrees not to file and/or mail its own proxy statement, proxy card or other proxy materials to holders of the Outstanding Preferred (or to holders of other PREIT securities, including common shares of beneficial interest) and (ii) confirms that Mr. Kenneth Hart (the “Second Trustee”) will be included in its proxy statement and proxy card that would be used by preferred holders as the other nominee for Preferred Stock Trustee.

Please address any notices or other communications hereunder (i) if to PREIT, to Lisa M. Most, telephone [***], email [***] (with a copy to Wachtell, Lipton, Rosen & Katz, Attention: Robin Panovka and Sabastian V. Niles, telephone [***], facsimile [***], email [***] and [***]), and (ii) if to Cygnus V, to Christopher Swann, telephone [***], email [***] (with a copy to Olshan Frome Wolosky LLP, Attention: Elizabeth Gonzalez-Sussman, telephone [***], facsimile [***], email [***]).

Very truly yours,

CYGNUS PROPERTY FUND V, LLC

By:	/s/ Christopher Swann

Name: Christopher Swann
Title: Authorized Signatory

Acknowledged and Agreed:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Lisa M. Most

Name: Lisa M. Most
Title: Executive Vice President, Chief Compliance Office, General Counsel & Secretary

Joinder

To:	Pennsylvania Real Estate Investment Trust (“PREIT”)
And To:	Cygnus Property Fund V, LLC (“Cygnus V”)

Reference is made to the Notice of Withdrawal (the “Notice of Withdrawal”), dated as of March 25, 2022, between PREIT and Cygnus V. Capitalized terms used but not defined in this joinder agreement have the meanings given to them in the Notice of Withdrawal.

The undersigned, on behalf of itself, Mr. Levenson and its and their affiliates that are deemed to own securities of PREIT (beneficially or otherwise), hereby:

(a)	acknowledges that the undersigned has received and had the opportunity to review a copy of the Notice of Withdrawal;

(b)	agrees that it and its affiliates hereby make the same representations and warranties set forth in the third paragraph of the Notice of Withdrawal as if it was Cygnus V;

(c)

agrees that it, Mr. Levenson and its and their affiliates that are deemed to beneficially own securities of PREIT will comply with the obligations set forth in the fourth paragraph of the Notice of Withdrawal as if it was Cygnus V; and

(d)

agrees that it shall be directly liable to PREIT for any breaches of the obligations of the undersigned or any of its affiliates that are deemed to own securities of PREIT (beneficially or otherwise) under this joinder agreement.

DATED the 25th day of March, 2022.

Privet Fund LP

By: Privet Fund Management LLC, its general partner

/s/ Ryan J. Levenson
Ryan J. Levenson, Managing Member

Schedule A

Cygnus V / C. Swann / Affiliates

Cygnus Opportunity Fund, LLC	815,149 shares of Beneficial Interest, 81,399 shares of Series B Preferred, 106,249 shares of Series C Preferred and 100,310 shares of Series D Preferred

Cygnus Property Fund IV, LLC	630,317 shares of Beneficial Interest, 35,362 shares of Series B Preferred, 62,500 shares of Series C Preferred and 16,500 shares of Series D Preferred

Cygnus Property Fund V, LLC	147,802 shares of Series B Preferred, 210,479 shares of Series C Preferred and 165,000 shares of Series D Preferred

Cygnus Property Fund VI, LLC	41,485 shares of Series B Preferred and 71,781 shares of Series D Preferred

Cygnus Capital Advisers, LLC	815,149 shares of Beneficial Interest, 81,399 shares of Series B Preferred, 106,249 shares of Series C Preferred and 100,310 shares of Series D Preferred (consisting of shares of Beneficial Interest, Series B Preferred, Series C Preferred and Series D Preferred beneficially owned directly by Cygnus Opportunity Fund, LLC)

Cygnus General Partners, LLC	815,149 shares of Beneficial Interest, 81,399 shares of Series B Preferred, 106,249 shares of Series C Preferred and 100,310 shares of Series D Preferred (consisting of shares of Beneficial Interest, Series B Preferred, Series C Preferred and Series D Preferred beneficially owned directly by Cygnus Opportunity Fund, LLC)

Cygnus Capital Real Estate Advisors II, LLC	630,317 shares of Beneficial Interest, 224,649 shares of Series B Preferred, 272,979 shares of Series C Preferred and 253,281 shares of Series D Preferred (consisting of shares of Beneficial Interest, Series B Preferred, Series C Preferred and Series D Preferred beneficially owned in the aggregate by Cygnus Property Fund IV, LLC, Cygnus Property Fund V, LLC and Cygnus Property Fund VI, LLC)

Cygnus Capital, Inc.	1,445,466 shares of Beneficial Interest, 306,048 shares of Series B Preferred, 379,228 shares of Series C Preferred and 353,591 shares of Series D Preferred (consisting of shares of Beneficial Interest, Series B Preferred, Series C Preferred and Series D Preferred beneficially owned in the aggregate by Cygnus Opportunity Fund, LLC, Cygnus Property Fund IV, LLC, Cygnus Property Fund V, LLC and Cygnus Property Fund VI, LLC)

Christopher Swann	1,636,466 shares of Beneficial Interest, 306,048 shares of Series B Preferred, 379,228 shares of Series C Preferred and 357,591 shares of Series D Preferred (consisting of (i) shares of Beneficial Interest, Series B Preferred, Series C Preferred and Series D Preferred

beneficially owned in the aggregate by Cygnus Property Fund IV, LLC, Cygnus Property Fund V, LLC and Cygnus Property Fund VI, LLC; (ii) 190,00 shares of Beneficial Interest held in an account by Mr. Swann’s spouse, which Mr. Swann shares voting and dispositive power over, and (iii) 1,000 shares of Beneficial Interest and 4,000 shares of Series D Preferred beneficially owned directly by Mr. Swann)

Privet / R. Levenson / Affiliates

Privet Fund LP	2,910 shares of Series B Preferred, 32,836 shares of Series C Preferred and 73,227 shares of Series D Preferred

Privet Fund Management LLC	2,910 shares of Series B Preferred, 32,836 shares of Series C Preferred and 73,227 shares of Series D Preferred (consisting of shares of Series B Preferred, Series C Preferred and Series D Preferred beneficially owned directly by Privet Fund LP)

Ryan J. Levenson	2,910 shares of Series B Preferred, 32,836 shares of Series C Preferred and 73,227 shares of Series D Preferred (consisting of shares of Series B Preferred, Series C Preferred and Series D Preferred beneficially owned directly by Privet Fund LP)

Exhibit 99.2

PREIT Endorses Shareholder Nominations for Two New Independent Trustees as Representatives for Preferred Shareholders

Christopher Swann and Kenneth Hart to Stand for Election by Preferred Shareholders at 2022 Annual Meeting of Shareholders

PHILADELPHA, March 28, 2022 – PREIT (NYSE: PEI) (the “Company”) today announced that Christopher Swann and Kenneth Hart have been nominated by preferred shareholders to stand for election to its Board of Trustees as Preferred Trustees at the 2022 Annual Meeting of Shareholders.

Joseph F. Coradino, Chairman and CEO of PREIT, said, “We are pleased to have received shareholder nominations for two strong candidates to further enhance and diversify the Board of Trustees. Both Christopher and Kenneth are experienced investors who will bring considerable corporate finance and real estate investing expertise to the boardroom. We look forward to working with them both to build on our recent achievements as we continue to drive improvements in our portfolio and operating performance.”

“We have appreciated the constructive dialogue we have had with PREIT management,” said Christopher Swann, President and Chief Executive Officer of Cygnus Capital, Inc. “PREIT has a collection of great assets that are performing extremely well but are significantly undervalued. I look forward to working with my fellow trustees in supporting management as they work to further strengthen the balance sheet and reduce debt, and ultimately unlock value for all of PREIT’s investors and other stakeholders.”

“As a longtime investor in the Company, I look forward to the opportunity to get more involved with the Company and working with the trustees and management to unlock value for all stakeholders,” said Kenneth Hart, Principal of Hart Capital Management.

Mr. Swann and Mr. Hart are being nominated in accordance with the provisions of the designating amendments to the Company’s Amended and Restated Trust Agreement. In connection with the Company’s decision to include Mr. Swann and Mr. Hart’s nominations in its proxy materials, Cygnus Capital has committed to support the Company’s slate of nominees at the 2022 Annual Meeting.

About Christopher Swann

Christopher Swann has over a decade of experience restructuring distressed commercial real estate and real estate backed debt. He also has extensive expertise in restructuring across multiple disciplines, including balance sheet, asset management, operations, construction, entitlements and property management. He currently serves as President and Chief Executive Officer of Cygnus Capital, a real estate and alternative asset investment management company. Previously, Mr. Swann served as a

Portfolio Manager at SAC Capital Advisors LLC, an investment management company, and in a number of roles at GMT Capital Corporation, an investment management company, including serving as a senior analyst and then as a portfolio manager overseeing investments in technology companies as well as building out the firm’s investments in Asia, including establishing its Hong Kong office.

Prior to that, Mr. Swann co-founded two software companies and also worked as an Associate at McKinsey & Co. Earlier in his career, Mr. Swann served in senior marketing and sales positions in Germany and Russia for Millicom International Cellular SA, an international telecommunications and media company, and for a division of Merck & Co., Inc., a multinational pharmaceutical company.

Mr. Swann received a Bachelor of Arts Degree in Political Science and Public Policy from Duke University and received a dual Masters in Business Administration and Masters of Arts in International Studies degree from The Wharton School of Business at the University of Pennsylvania.

About Kenneth Hart

Kenneth Hart has been the principal with Hart Capital Management, a value-oriented investor focused mainly on real estate related entities, since 1990. Prior to that, he was a Vice President at GE Capital Corporate Finance Group, specializing in the financing of leveraged buyouts from 1987 to 1989. From 1983 to 1987 he served in various capacities with Hambrecht & Quist (a technology-focused investment bank) and as a general partner of Hambrecht & Quist Venture Partners. After completing an MBA at the Haas School of Business, UC Berkeley, he worked at IBM from 1978 to 1983. He holds a BS degree in Electrical Engineering and Computer Science, also from UC Berkeley.

Important Additional Information

PREIT intends to file a proxy statement and proxy card with the SEC in connection with the solicitation of proxies for PREIT’s 2022 annual meeting of shareholders (the “Proxy Statement” and such meeting the “Annual Meeting”). PREIT, its trustees and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the Annual Meeting. Information regarding the names of PREIT’s trustees and executive officers and their respective interests in PREIT by security holdings or otherwise is set forth in PREIT’s proxy statement for the 2021 annual meeting of shareholders, filed with the SEC on April 16, 2021 (the “2021 Proxy Statement”). To the extent holdings of such participants in PREIT’s securities have changed since the amounts described in the 2021 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in PREIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 15, 2022. Details concerning the nominees of PREIT’s Board of Trustees for election at the Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF PREIT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING PREIT’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and

shareholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by PREIT free of charge from the SEC’s website, www.sec.gov. PREIT’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to PREIT, One Commerce Square, 2005 Market Street, Suite 1000, Philadelphia, Pennsylvania 19103, or from the Company’s website, https:// www.preit.com.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT’s robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagram or LinkedIn.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks, uncertainties and changes in circumstances that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our other filings with the Securities and Exchange Commission. While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the effectiveness of strategies we may employ to address our liquidity and capital resources in the future, our ability to achieve our forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce our indebtedness; our ability to manage our business through the impacts of the COVID-19 pandemic, a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. Additionally, our business might be materially and adversely affected by changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants; current economic conditions, including consumer confidence and spending levels and supply chain challenges and the impact of the COVID-19 pandemic and the public health and governmental response as well as the corresponding effects on tenant business performance, prospects, solvency and leasing decisions; our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; our ability to maintain and increase property occupancy, sales and rental rates; increases in operating costs that cannot be passed on to tenants; the effects of online shopping and other uses of technology on our retail tenants; risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates; social unrest and acts of vandalism and violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; the frequency, severity and impact of extreme weather events at or near our properties; our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek; our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio and our ability to remain in compliance with our financial covenants under our debt facilities; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable; and potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein, and in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Contact

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com